SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	February 21, 2007
W.W. Grainger, Inc.
(Exact Name of Registrant as Specified in its Charter)
Illinois
(State or Other Jurisdiction of Incorporation)
1-5684	36-1150280
(Commission File Number)	(I.R.S. Employer Identification No.)
100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)
(847) 535-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On February 21, 2007, David W. Grainger notified the Board of Directors of W.W. Grainger, Inc. (the "Company") that he has decided not to stand for re-election as a director at the Company's annual meeting of shareholders to be held on April 25, 2007. Mr. Grainger will continue to serve as an officer of the Company, in the position of Senior Chairman. A copy of the Company’s press release announcing these developments is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(c)

On February 21, 2007, the Company’s Board of Directors elected James T. Ryan, age 48, as President and Chief Operating Officer of the Company, effective on that date. Mr. Ryan had been President of the Company since April 2006, prior to which he had been Group President since April 2004. Before assuming the Group President position, he was the Company’s Executive Vice President, Marketing, Sales and Service, a position to which he was first elected in April 2002, and Executive Vice President, Marketing and Sales, a position to which he was first elected in June 2001.

Also on February 21, 2007, the Company's Board of Directors elected Y. C. Chen, age 59, as President, Grainger Industrial Supply, effective on that date. Mr. Chen had previously been the Company's Group President, a position assumed in 2006 after serving as Senior Vice President, Supply Chain Management. Before assuming that position in 2003, Mr. Chen served as Vice President, Supply Chain Services, Vice President, International Internet Commerce, and Vice President, Asia Pacific.

A copy of the Company’s press release announcing (among other things) the election of Messrs. Ryan and Chen to the above-mentioned positions is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(d)

On February 21, 2007, the Company’s Board of Directors appointed James T. Ryan, the Company's newly-appointed President and Chief Operating Officer, as a director of the Company, after increasing the number of directors from thirteen to fourteen. There is no arrangement or understanding between Mr. Ryan and any other person pursuant to which he was selected as a director, and there are no related party transactions between Mr. Ryan and the Company. Mr. Ryan is a Company employee and accordingly is not considered "independent," and he will therefore not serve on any committees of the Board of Directors. A copy of the Company’s press release announcing (among other things) Mr. Ryan's appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year

(a)

On February 21, 2007 the Company's Board of Directors amended the Company's bylaws effective as of that date. Article III, Section 2 of the bylaws had previously provided for a Board size ranging from eight to thirteen directors. That Section was amended to provide for a Board size ranging from nine to fourteen directors. A copy of Article III, Section 2 of the Company’s bylaws, as amended, is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on February 21, 2007, the Company's Board of Directors amended the Company's bylaws effective as of the election of directors at the Company's annual meeting of shareholders to be held on April 25, 2007. The amendment modified Article IV, Section 8 of the bylaws in its entirety, which previously described the position of Senior Chairman of the Board, and substituted in its place a description of the position of Senior Chairman of the Company. A copy of Article IV, Section 8 of the Company’s bylaws, as amended, is attached as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits (numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Document Description

99.1	Press release issued by the Company on February 21, 2007.

99.2	Press release issued by the Company on February 21, 2007.

99.3	Article III, Section 2 of the Company’s Bylaws, as amended.

99.4	Article IV, Section 8 of the Company’s Bylaws, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2007

W.W. GRAINGER, INC.

By:	/s/ John L. Howard
John L. Howard Senior Vice President and General Counsel

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